Exhibit 99
NextEra Energy Partners, LP
Media Line: 561-694-4442
Jan. 24, 2020

FOR IMMEDIATE RELEASE

NextEra Energy Partners, LP reports fourth-quarter and full-year 2019 financial results

•	Grows distributions approximately 15% year-over-year

•	Acquires more than 600 megawatts of new wind and solar projects and Meade Pipeline Co LLC during the year

•	Partnership continues to expect it can achieve long-term growth expectations without additional acquisitions until 2021

JUNO BEACH, Fla. - NextEra Energy Partners, LP (NYSE: NEP) today reported fourth-quarter 2019 net income attributable to NextEra Energy Partners of $34 million. NextEra Energy Partners also reported fourth-quarter 2019 adjusted EBITDA of $280 million and cash available for distribution (CAFD), excluding all contributions from the Desert Sunlight projects, was $101 million. Including all contributions from the Desert Sunlight projects, CAFD was $98 million for the fourth quarter of 2019.

For the full year 2019, NextEra Energy Partners reported a net loss attributable to NextEra Energy Partners of $88 million. NextEra Energy Partners also reported full-year 2019 adjusted EBITDA of $1.104 billion and CAFD, excluding all contributions from the Desert Sunlight projects, of $366 million. CAFD, including all contributions from the Desert Sunlight projects, was $408 million for the full year 2019.

NextEra Energy Partners' management uses adjusted EBITDA and CAFD, which are non-GAAP financial measures, internally for financial planning, analysis of performance and reporting of results to the board of directors. NextEra Energy Partners also uses these measures when communicating its financial results and earnings outlook to analysts and investors. The attachments to this news release include a reconciliation of historical adjusted EBITDA and CAFD to net income, which is the most directly comparable GAAP measure.

"NextEra Energy Partners had a terrific year of execution in 2019," said Jim Robo, chairman and chief executive officer. "In addition to growing limited partner unitholder distributions by 15% year-over-year and achieving a run-rate adjusted EBITDA range in excess of what was originally expected, year-end 2019 run-rate CAFD expectations, assuming full contributions from PG&E-related projects, represents approximately 60% growth from the comparable year-end 2018 run-rate range. We are proud that 2019 is the first year that NextEra Energy Partners successfully executed on all of the three ways it can grow --organically, acquiring assets from third parties and acquiring assets from NextEra Energy Resources' portfolio -- highlighting the clear flexibility and visibility into growth going forward. To support the ongoing growth investments and optimize the capital structure for the benefit of limited partner unitholders, NextEra Energy Partners completed a number of financings and refinancings in 2019. During the year, NextEra Energy Partners extended its best-in-class growth expectations by an additional year, as we continue to see 12% to 15% per year growth in limited partner distributions as being a reasonable range of expectations through at least 2024. As previously announced, NextEra Energy Partners expects to be able to achieve these growth expectations without the need for additional asset acquisitions until 2021. NextEra Energy Partners delivered a total unitholder return of approximately 28% in 2019, and we continue to believe that the combination of NextEra Energy Partners' clean energy portfolio, growth visibility and flexibility to finance that growth offers unitholders an attractive investor value proposition going forward."

Acquisition of more than 600 megawatts of renewable assets
During the year, NextEra Energy Partners acquired a portfolio of more than 600 megawatts (MW) of wind and solar assets from NextEra Energy Resources. Additionally, the partnership advanced an additional organic growth opportunity, announcing the repowering of 275 MW of wind projects.

Meade Pipeline Co LLC acquisition complete
During the fourth quarter, NextEra Energy Partners closed on the acquisition of Meade Pipeline Co LLC, which owns an approximately 40% aggregate interest in the Central Penn Line, a 185-mile intrastate natural gas pipeline that is an integral part of a pipeline system regulated by the Federal Energy Regulatory Commission that provides the Marcellus natural gas-producing region access to large demand centers in the Mid-Atlantic and Southeastern regions of the U.S. The pipeline has the capacity to transport and deliver up to approximately 1.7 billion cubic feet of natural gas per day. The pipeline, which is backed by a minimum 14-year contract with an investment-grade-equivalent customer, is jointly owned by Transcontinental Gas Pipe Line Company, or Transco, which operates the pipeline as a segment of its larger Atlantic Sunrise project.

Recapitalization of existing investments
During the fourth quarter, NextEra Energy Partners closed on a recapitalization of the Texas Pipelines that included a new $750 million convertible equity portfolio financing. The proceeds of the financing were used to pay off the roughly $625 million of existing project debt at the NET Mexico and LaSalle pipelines and will fund the previously announced Texas Pipelines expansion investment that is expected to be in service late this year.

As part of the transaction, NextEra Energy Partners also refinanced the $200 million NET Holdings term loan that was due to mature in 2020 and extended the maturity by an additional four years to 2024. The existing revolving credit facility related to the pipeline was also upsized from $150 million to approximately $270 million and the maturity extended from December 2020 to November 2024. The enhanced revolving credit facility is expected to fund the future 30% cash buyout for the convertible equity portfolio financing. By leveraging project-level debt to fund the expected cash portion of the future buyout, NextEra Energy Partners expects to further enhance its financing and balance sheet flexibility.

Quarterly distribution declaration
The board of directors of NextEra Energy Partners declared a quarterly distribution of $0.5350 per common unit (corresponding to an annualized rate of $2.14 per common unit) to the unitholders of NextEra Energy Partners. With the declaration, the distribution has grown approximately 15% on an annualized basis versus the fourth quarter of 2018. The distribution will be payable on Feb. 14, 2020, to unitholders of record as of Feb. 6, 2020.

Outlook
The NextEra Energy Partners portfolio ended the year with adjusted EBITDA and CAFD run rates in line with the previously announced expectations for Dec. 31, 2019, of $1.225 billion to $1.4 billion and $560 million to $640 million, respectively, reflecting calendar year 2020 expectations for the actual portfolio at year-end 2019, including full contributions from PG&E-related projects.

For year-end 2020, NextEra Energy Partners' run-rate expectations for adjusted EBITDA and CAFD remain unchanged. NextEra Energy Partners' expectations for a Dec. 31, 2020, run rate for CAFD, including full contributions from PG&E-related projects, is expected to be in a range of $560 million to

$640 million, reflecting calendar year 2021 expectations for the forecasted portfolio at year-end 2020. Excluding all contributions from the Desert Sunlight projects, NextEra Energy Partners continues to expect a Dec. 31, 2020, run rate for CAFD in the range of $505 million to $585 million. Dec. 31, 2020, run-rate adjusted EBITDA expectations, which assume full contributions from projects related to PG&E, as revenue is expected to continue to be recognized, are $1.225 billion to $1.4 billion.

From an updated base of its fourth-quarter 2019 distribution per common unit at an annualized rate of $2.14 per common unit, NextEra Energy Partners continues to expect 12% to 15% per year growth in limited partner distributions as being a reasonable range of expectations through at least 2024, subject to the usual caveats. NextEra Energy Partners expects the annualized rate of the fourth-quarter 2020 distribution, which is payable in February 2021, to be in a range of $2.40 to $2.46 per common unit. As of year-end 2020, NextEra Energy Partners expects to have achieved the partnership's distribution growth objectives while maintaining a trailing 12-month payout ratio in the mid-70% range, even after excluding cash distributions from the Desert Sunlight projects.

These expectations include the impact of expected incentive distribution rights fees, as these fees are treated as an operating expense.

Adjusted EBITDA, CAFD and limited partner distribution expectations assume, among other things, normal weather and operating conditions; public policy support for wind and solar development and construction; market demand and transmission expansion support for wind and solar development; market demand for pipeline capacity; and access to capital at reasonable cost and terms. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results. Adjusted EBITDA and CAFD do not represent substitutes for net income, as prepared in accordance with GAAP. The adjusted EBITDA and CAFD run-rate expectations have not been reconciled to GAAP net income because NextEra Energy Partners did not prepare estimates of the effect of forecasted acquisitions on certain GAAP line items that would be necessary to provide a forward-looking estimate of GAAP net income, and the information necessary to provide such a forward-looking estimate is not available without unreasonable effort.

As previously announced, NextEra Energy Partners' fourth-quarter and full-year 2019 conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be fourth-quarter and full-year 2019 financial results for NextEra Energy, Inc. (NYSE: NEE). The listen-only webcast will be available on the website of NextEra Energy Partners by accessing the following link: www.NextEraEnergyPartners.com/FinancialResults. The news release and the slides accompanying the presentation may be downloaded at www.NextEraEnergyPartners.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy Partners, LP
NextEra Energy Partners, LP (NYSE: NEP) is a growth-oriented limited partnership formed by NextEra Energy, Inc. (NYSE: NEE). NextEra Energy Partners acquires, manages and owns contracted clean energy projects with stable, long-term cash flows. Headquartered in Juno Beach, Florida, NextEra Energy Partners owns interests in geographically diverse wind and solar projects in the U.S. as well as natural gas infrastructure assets in Texas and Pennsylvania. For more information about NextEra Energy Partners, please visit: www.NextEraEnergyPartners.com.

###

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy Partners, LP (together with its subsidiaries, NEP) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NEP’s control. Forward-looking statements in this news release include, among others, statements concerning adjusted EBITDA, cash available for distributions (CAFD) and unit distribution expectations, as well as statements concerning NEP's future operating performance and financing needs. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NEP and its business and financial condition are subject to risks and uncertainties that could cause NEP’s actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties could require NEP to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: NEP’s portfolio includes renewable energy projects that have a limited operating history. Such projects may not perform as expected; NEP's ability to make cash distributions to its unitholders is affected by wind and solar conditions at its renewable energy projects; NEP's business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions, including, but not limited to, the impact of severe weather; Operation and maintenance of renewable energy projects involve significant risks that could result in unplanned power outages, reduced output, personal injury or loss of life; Natural gas gathering and transmission activities involve numerous risks that may result in accidents or otherwise affect the Texas pipelines’ operations; NEP depends on certain of the renewable energy projects and pipelines in its portfolio for a substantial portion of its anticipated cash flows; NEP is pursuing the expansion of natural gas pipelines in its portfolio that will require up-front capital expenditures and expose NEP to project development risks; NEP's ability to maximize the productivity of the Texas pipeline business and to complete potential pipeline expansion projects is dependent on the continued availability of natural gas production in the Texas pipelines’ areas of operation; Terrorist acts, cyber-attacks or other similar events could impact NEP's projects, pipelines or surrounding areas and adversely affect its business; The ability of NEP to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. NEP's insurance coverage does not insure against all potential risks and it may become subject to higher insurance premiums; Warranties provided by the suppliers of equipment for NEP's projects may be limited by the ability of a supplier to satisfy its warranty obligations, or by the terms of the warranty, so the warranties may be insufficient to compensate NEP for its losses; Supplier concentration at certain of NEP's projects may expose it to significant credit or performance risks; NEP relies on interconnection, transmission and other pipeline facilities of third parties to deliver energy from its renewable energy projects and to transport natural gas to and from the Texas pipelines. If these facilities become unavailable, NEP's projects and pipelines may not be able to operate or deliver energy or may become partially or fully unavailable to transport natural gas; NEP's business is subject to liabilities and operating restrictions arising from environmental, health and safety laws and regulations, compliance with which may require significant capital expenditures, increase NEP’s cost of operations and affect or limit its business plans; NEP's renewable energy projects may be adversely affected by legislative changes or a failure to comply with applicable energy regulations; A change in the jurisdictional characterization of some of the Texas pipeline entities' assets, or a change in law or regulatory policy, could result in increased regulation of these assets, which could have a material adverse effect on NEP's business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP may incur significant costs and liabilities as a result of pipeline integrity management program testing and any necessary pipeline repair or preventative or remedial measures; The Texas pipelines’ operations could incur significant costs if the Pipeline and Hazardous Materials Safety Administration or the Railroad Commission of Texas adopts more stringent regulations; Petroleos Mexicanos (Pemex) may claim certain immunities under the Foreign Sovereign Immunities Act and Mexican law, and the Texas pipeline entities' ability to sue or recover from Pemex for breach of contract may be limited and may be exacerbated if there is a deterioration in the economic relationship between the U.S. and Mexico; NEP does not own all of the land on which the projects in its portfolio are located and its use and enjoyment of the property may be adversely affected to the extent that there are any lienholders or land rights holders that have rights that are superior to NEP's rights or the U.S. Bureau of Land Management suspends its federal rights-of-way grants; NEP is subject to risks associated with litigation or administrative proceedings that could materially impact its operations, including, but not limited to, proceedings related to projects it acquires in the future; NEP's cross-border operations require NEP to comply with anti-corruption laws and regulations of the U.S. government and non-U.S. jurisdictions; NEP is subject to risks associated with its ownership or acquisition of projects or pipelines that remain under construction, which could result in its inability to complete construction projects on time or at all, and make projects too expensive to complete or cause the return on an investment to be less than expected; NEP relies on a limited number of customers and is exposed to the risk that they may be unwilling or unable to fulfill their contractual obligations to NEP or that they otherwise terminate their agreements with NEP; PG&E, which contributes a significant portion of NEP's revenues, has filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Any rejection by PG&E of a material portion of NEP's PPAs with it or any material reduction in the prices NEP charges PG&E under those PPAs that occurs in connection with PG&E's Chapter 11 proceedings, or any events of default under the financing agreements of NEP's solar facilities that provide power and renewable energy credits to PG&E under these PPAs as a result of PG&E's reorganization activities, could have a material adverse effect on NEP's results of operations, financial condition or business; NEP may not be able to extend, renew or replace expiring or terminated power purchase agreements (PPA) and natural gas transportation agreements at favorable rates or on a long-term basis; If the energy production by or availability of NEP's renewable energy projects is less than expected, they may not be able to satisfy minimum production or availability obligations under their PPAs; NEP's growth strategy depends on locating and acquiring interests in additional projects consistent with its business strategy at favorable prices; NextEra Energy Operating Partners’ (NEP OpCo) partnership agreement requires that it distribute its available cash, which could limit NEP’s ability to grow and make acquisitions; Lower prices for other fuel sources may reduce the demand for wind and solar energy; Reductions in demand for natural gas in the United States or Mexico and low market prices of natural gas could materially adversely affect the Texas pipelines’ operations and cash flows; Government laws, regulations and policies providing incentives and subsidies for clean energy could be changed, reduced or eliminated at any time and such changes may negatively impact NEP's growth strategy; NEP's growth strategy depends on the acquisition of projects developed by NextEra Energy, Inc. (NEE) and third parties, which face risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements; Acquisitions of existing clean energy projects involve numerous risks; Renewable energy procurement is subject to U.S. state regulations, with relatively irregular, infrequent and often competitive procurement windows; NEP may continue to acquire other sources of clean energy and may expand to include other types of assets. Any further acquisition of non-renewable energy projects may present unforeseen challenges and result in a competitive disadvantage relative to NEP's more-established competitors; NEP faces substantial competition primarily from regulated utilities, developers, independent power producers, pension funds and private equity funds for opportunities in North America; The natural gas pipeline industry is highly competitive, and increased competitive pressure could adversely affect NEP's business; NEP may not be able to access sources of capital on commercially reasonable terms, which would have a material adverse effect on its ability to consummate future acquisitions; Restrictions in NEP and its subsidiaries' financing agreements could adversely affect NEP's business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP's cash distributions to its unitholders may be reduced as a result of restrictions on NEP's subsidiaries’ cash distributions to NEP under the terms of their indebtedness; NEP's subsidiaries’ substantial amount of indebtedness may adversely affect NEP's ability to operate its business, and its failure to comply with the terms of its subsidiaries' indebtedness could have a material adverse effect on NEP's financial condition; NEP is exposed to risks inherent in its use of interest rate swaps; NEE exercises significant influence over NEP; Under the cash sweep and credit support agreement, NEP receives credit support from NEE and its affiliates. NEP's subsidiaries may default under contracts or become subject to cash sweeps if credit support is terminated, if NEE or its affiliates fail to honor their obligations under credit support arrangements, or if NEE or another credit support provider ceases to satisfy creditworthiness requirements, and NEP will be required in certain circumstances to reimburse NEE for draws that are made on credit support; NextEra Energy Resources, LLC (NEER) or one of its affiliates is permitted to borrow funds received by NEP's subsidiaries and is obligated to return these funds only as needed to cover project costs and distributions or as demanded by NEP OpCo. NEP's financial condition and ability to make distributions to its unitholders, as well as its ability to grow distributions in the future, is highly dependent on NEER’s performance of its obligations to return all or a portion of these funds; NEP may not be able to consummate future acquisitions; NEER's right of first refusal may adversely affect NEP's ability to consummate future sales or to obtain favorable sale terms; NextEra Energy Partners GP, Inc. (NEP GP) and its affiliates may have conflicts of interest with NEP and have limited duties to NEP and its unitholders; NEP GP and its affiliates and the directors and officers of NEP are not restricted in their ability to compete with NEP, whose business is subject to certain restrictions; NEP may only terminate the Management Services Agreement among, NEP, NextEra Energy Management Partners, LP (NEE Management), NEP OpCo and NextEra Energy Operating Partners GP, LLC (NEP OpCo GP) under certain specified conditions; If the agreements with NEE Management or NEER are terminated, NEP may be unable to contract with a substitute service provider on similar terms; NEP's arrangements with NEE limit NEE’s potential liability, and NEP has agreed to indemnify NEE against claims that it may face in connection with such arrangements, which may lead NEE to assume greater risks when making decisions relating to NEP than it otherwise would if acting solely for its own account; NEP's ability to make distributions to its unitholders depends on the ability of NEP OpCo to make cash distributions to its limited partners; If NEP incurs material tax liabilities, NEP's distributions to its unitholders may be reduced, without any corresponding reduction in the amount of the IDR fee; Holders of NEP’s units may be subject to voting restrictions; NEP’s partnership agreement replaces the fiduciary duties that NEP GP and NEP’s directors and officers might have to holders of its common units with contractual standards governing their duties; NEP’s partnership agreement restricts the remedies available to holders of NEP's common units for actions taken by NEP’s directors or NEP GP that might otherwise constitute breaches of fiduciary duties; Certain of NEP’s actions require the consent of NEP GP; Holders of NEP's common units and preferred units currently cannot remove NEP GP without NEE’s consent; NEE’s interest in NEP GP and the control of NEP GP may be transferred to a third party without unitholder consent; The IDR fee may be assigned to a third party without unitholder consent; NEP may issue additional units without unitholder approval, which would dilute unitholder interests; Reimbursements and fees owed to NEP GP and its affiliates for services provided to NEP or on NEP's behalf will reduce cash distributions from NEP OpCo and from NEP to NEP's unitholders, and there are no limits on the amount that NEP OpCo may be required to pay; Discretion in establishing cash reserves by NEP OpCo GP may reduce the amount of cash distributions to unitholders; NEP OpCo can borrow money to pay distributions, which would reduce the amount of credit available to operate NEP's business; Increases in interest rates could adversely impact the price of NEP's common units, NEP's ability to issue equity or incur debt for acquisitions or other purposes and NEP's ability to make cash distributions to its unitholders; The price of NEP's common units may fluctuate significantly and unitholders could lose all or part of their investment; The liability of holders of NEP's units, which represent limited partnership interests in NEP, may not be limited if a court finds that unitholder action constitutes control of NEP's business; Unitholders may have liability to repay distributions that were wrongfully distributed to them; Provisions in NEP’s partnership agreement may discourage or delay an acquisition of NEP that NEP unitholders may consider favorable, which could decrease the value of NEP's common units, and could make it more difficult for NEP unitholders to change the board of directors; The board of directors, a majority of which may be affiliated with NEE, decides whether to retain separate counsel, accountants or others to perform services for NEP; The New York Stock Exchange does not require a publicly traded limited partnership like NEP to comply with certain of its corporate governance requirements; The issuance of preferred units or other securities convertible into common units may affect the market price for NEP’s common units, will dilute common unitholders’ ownership in NEP and may decrease the amount of cash available for distribution for each common unit; The preferred units have rights, preferences and privileges that are not held by, and will be preferential to the rights of, holders of the common units; NEP's future tax liability may be greater than expected if NEP does not generate net operating losses (NOLs) sufficient to offset taxable income or if tax authorities challenge certain of NEP's tax positions; NEP's ability to use NOLs to offset future income may be limited; NEP will not have complete control over NEP's tax decisions; A valuation allowance may be required for NEP's deferred tax assets; Distributions to unitholders may be taxable as dividends; NEP discusses these and other risks and uncertainties in its annual report on Form 10-K for the year ended December 31, 2018 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NEP undertakes no obligation to update any forward-looking statements.

NEXTERA ENERGY PARTNERS, LP
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in millions, except per unit amounts)
PRELIMINARY

	Three Months Ended December 31,
	2019	2018
OPERATING REVENUES
Renewable energy sales	$151	$101
Texas pipelines service revenue	55	54
Total operating revenues	206	155
OPERATING EXPENSES
Operations and maintenance	89	67
Depreciation and amortization	67	51
Taxes other than income taxes and other	7	6
Total operating expenses	163	124
OPERATING INCOME	43	31
OTHER INCOME (DEDUCTIONS)
Interest expense	33	(155)
Equity in earnings of equity method investees	9	2
Equity in earnings (losses) of non-economic ownership interests	6	(10)
Other - net	1	8
Total other deductions - net	49	(155)
INCOME (LOSS) BEFORE INCOME TAXES	92	(124)
INCOME TAX EXPENSE (BENEFIT)	9	(7)
NET INCOME (LOSS)	83	(117)
Net income attributable to preferred distributions	(2)	(6)
Net loss (income) attributable to noncontrolling interests	(47)	101
NET INCOME (LOSS) ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$34	$(22)

Weighted average number of common units outstanding - basic	62.9	56.1
Weighted average number of common units outstanding - assuming dilution	75.8	75.8
Earnings (loss) per common unit attributable to NextEra Energy Partners, LP - basic	$0.53	$(0.39)
Earnings (loss) per common unit attributable to NextEra Energy Partners, LP - assuming dilution	$0.50	$(0.39)

NEXTERA ENERGY PARTNERS, LP
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Cash Available for Distribution (CAFD)
(millions)

	Three Months Ended December 31,
	2019	2018
Net income (loss)	$83	$(117)
Add back:
Depreciation and amortization	67	51
Interest expense	(33)	155
Income taxes	9	(7)
Tax credits	120	68
Amortization of intangible assets - PPAs	26	—
Equity in losses (earnings) of non-economic ownership interests	(6)	10
Noncontrolling interests in Silver State and NET Mexico	(8)	(2)
Depreciation and interest expense included within equity in earnings of equity method investees	18	12
Other	4	(5)
Adjusted EBITDA	$280	$165
Tax credits	(120)	(68)
Other - net	(2)	(2)
Cash available for distribution before debt service payments	$158	$95
Cash interest paid	(24)	(25)
Debt repayment principal(a)	(36)	(26)
Cash available for distribution including Desert Sunlight	$98	$44
CAFD generated at Desert Sunlight(b)	3	$—
Cash available for distribution	$101	$44
__________________________
(a) Includes normal principal payments, including distributions/contributions to/from tax equity investors and payments to convertible equity portfolio investors
(b) Represents CAFD generated by Desert Sunlight in the period that is, or is expected to be, trapped and is expected to be subject to cash sweeps in 2020 due to the ongoing defaults related to the PG&E bankruptcy

NEXTERA ENERGY PARTNERS, LP
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in millions, except per unit amounts)
PRELIMINARY

	Years Ended December 31,
	2019	2018
OPERATING REVENUES
Renewable energy sales	$645	$551
Texas pipelines service revenue	210	220
Total operating revenues	855	771
OPERATING EXPENSES
Operations and maintenance	336	257
Depreciation and amortization	259	203
Taxes other than income taxes and other	27	21
Gain on disposal of Canadian Holdings	—	(153)
Total operating expenses	622	328
OPERATING INCOME	233	443
OTHER INCOME (DEDUCTIONS)
Interest expense	(702)	(248)
Equity in earnings of equity method investees	38	41
Equity in earnings (losses) of non-economic ownership interests	(4)	15
Other - net	5	22
Total other deductions - net	(663)	(170)
INCOME (LOSS) BEFORE INCOME TAXES	(430)	273
INCOME TAX EXPENSE (BENEFIT)	(26)	6
NET INCOME (LOSS)	(404)	267
Net income attributable to preferred distributions	(17)	(25)
Net loss (income) attributable to noncontrolling interests	333	(75)
NET INCOME (LOSS) ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$(88)	$167

Weighted average number of common units outstanding - basic	58.8	54.9
Weighted average number of common units outstanding - assuming dilution	75.8	74.6
Earnings (loss) per common unit attributable to NextEra Energy Partners, LP - basic	$(1.51)	$3.05
Earnings (loss) per common unit attributable to NextEra Energy Partners, LP - assuming dilution	$(1.51)	$2.91

NEXTERA ENERGY PARTNERS, LP
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Cash Available for Distribution (CAFD)
(millions)

	Years Ended December 31,
	2019	2018
Net income (loss)	$(404)	$267
Add back:
Depreciation and amortization	259	203
Interest expense	702	248
Income taxes	(26)	6
Tax credits	465	271
Gains on disposal of Canadian Holdings and related foreign currency hedge	—	(162)
Amortization of intangible assets - PPAs	72	—
Equity in earnings of non-economic ownership interests	4	(15)
Payment of Jericho receivable	—	30
Noncontrolling interests in Silver State and NET Mexico	(40)	(11)
Depreciation and interest expense included within equity in earnings of equity method investees	65	49
Other	7	(5)
Adjusted EBITDA	$1,104	$881
Tax credits	(465)	(271)
Other - net	(5)	(15)
Cash available for distribution before debt service payments	$634	$595
Cash interest paid	(165)	(187)
Debt repayment principal(a)	(61)	(69)
Cash available for distribution including Desert Sunlight	$408	$339
CAFD generated at Desert Sunlight(b)	(42)	—
Cash available for distribution	$366	$339
__________________________
(a) Includes normal principal payments, including distributions/contributions to/from tax equity investors and payments to convertible equity portfolio investors
(b) Represents CAFD generated by Desert Sunlight in the period that is, or is expected to be, trapped and is expected to be subject to cash sweeps in 2020 due to the ongoing defaults related to the PG&E bankruptcy

NEXTERA ENERGY PARTNERS, LP
CONSOLIDATED BALANCE SHEETS
(millions)
PRELIMINARY

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$128	$147
Accounts receivable	79	63
Other receivables	173	17
Due from related parties	17	68
Other current assets	36	45
Total current assets	433	340
Non-current assets:
Property, plant and equipment - net	6,970	6,770
Intangible assets - PPAs	1,655	617
Intangible assets - customer relationships	627	644
Goodwill	609	584
Investment in equity method investees	1,653	214
Deferred income taxes	172	108
Other non-current assets	137	128
Total non-current assets	11,823	9,065
TOTAL ASSETS	$12,256	$9,405
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$122	$10
Due to related parties	58	45
Current portion of long-term debt	12	707
Accrued interest	40	31
Accrued property taxes	21	19
Other current liabilities	48	47
Total current liabilities	301	859
Non-current liabilities:
Long-term debt	4,132	2,728
Asset retirement obligation	139	95
Derivatives	417	104
Non-current due to related party	34	34
Other non-current liabilities	167	47
Total non-current liabilities	4,889	3,008
TOTAL LIABILITIES	5,190	3,867
COMMITMENTS AND CONTINGENCIES
EQUITY
Preferred units (4.7 and 14.0 units issued and outstanding, respectively)	183	548
Common units (65.5 and 56.1 units issued and outstanding, respectively)	2,008	1,804
Accumulated other comprehensive income (loss)	(8)	(6)
Noncontrolling interests	4,883	3,192
TOTAL EQUITY	7,066	5,538
TOTAL LIABILITIES AND EQUITY	$12,256	$9,405

NEXTERA ENERGY PARTNERS, LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(millions)
PRELIMINARY

	Years Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(404)	$267
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	259	203
Intangible amortization - PPA	72	—
Change in value of derivative contracts	323	60
Deferred income taxes	(26)	23
Equity in earnings of equity method investee, net of distributions received	(23)	8
Equity in earnings of non-economic ownership interests	4	(15)
Gain on disposal of Canadian Holdings	—	(153)
Costs related to retirement of debt - net	153	—
Other - net	12	(4)
Changes in operating assets and liabilities:
Other current assets	(17)	(10)
Other non-current assets	(1)	5
Other current liabilities	(6)	(26)
Other non-current liabilities	—	4
Net cash provided by operating activities	346	362
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of membership interest in subsidiaries - net	(2,322)	(1,283)
Capital expenditures	(93)	(25)
Proceeds from the sale of Canadian Holdings - net	—	517
Proceeds from CITCs	—	3
Payments from (to) related parties under CSCS agreement - net	54	21
Other	12	4
Net cash used in investing activities	(2,349)	(763)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common units - net	2	86
Issuances of long-term debt	3,380	750
Retirements of long-term debt	(2,792)	(983)
Debt issuance costs	(48)	—
Partners/Members' contributions	14	36
Partners/Members' distributions	(362)	(281)
Preferred unit distributions	(21)	(22)
Proceeds on sale of Class B noncontrolling interest - net	1,788	750
Payments to Class B noncontrolling interests investors	(23)	—
Proceeds from differential membership investors	66	56
Payments to differential membership investors	(30)	(21)
Other, primarily change in amounts due to related parties	(5)	—
Net cash provided by financing activities	1,969	371
Effect of exchange rate changes on cash	—	(2)
NET DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(34)	(32)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - BEGINNING OF YEAR	166	198
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - END OF YEAR	$132	$166